EXHIBIT 10.7

EXECUTION VERSION

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of September 16, 2025 (the “Effective Date”), by and between PennantPark Investment Advisers, LLC a Delaware limited liability company (the “Licensor” or the “Adviser”), and PennantPark Private Income Fund, a statutory trust organized under the laws of the State of Delaware (the “Company”) (each a “party,” and collectively, the “parties”).

RECITALS

WHEREAS, Licensor is the owner of the trade name “PENNANTPARK” (the “Licensed Mark”) and has obtained a federal trademark registration of the Licensed Mark in the United States of America (the “Territory”) for investment management, investment consultation and investment advisory services;

WHEREAS, the Company is a newly organized closed-end management investment company that intends to file a notice with the Securities and Exchange Commission that it intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company is entering into an investment advisory and management agreement with the Adviser (the “Advisory Agreement”), wherein the Company will engage the Adviser to act as the investment adviser to the Company; and

WHEREAS, the Company desires to use the Licensed Mark in connection with the operation of its business, and Licensor is willing to permit the Company to use the Licensed Mark, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.

LICENSE GRANT

1.1. License. Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Company, and the Company hereby accepts from the Licensor, a personal, non-exclusive, royalty-free right and license to use the Licensed Mark solely and exclusively as an element of the Company’s own corporate name and in connection with marketing the investment management, investment consultation and investment advisory services that the Adviser may provide to Company. During the term of this Agreement, the Company shall use the Licensed Mark only to the extent permitted under this License, and except as provided above, neither the Company nor any affiliate, owner, trustee, officer, employee, or agent thereof shall otherwise use the Licensed Mark or any derivative thereof in the Territory without the prior express written consent of the Licensor in its sole and absolute discretion and shall not use the

Licensed Mark for any purpose outside the Territory. All rights not expressly granted to the Company hereunder shall remain the exclusive property of the Licensor.

1.2. Licensor’s Use. Nothing in this Agreement shall preclude Licensor or any of its successors or assigns from using or permitting other entities to use the Licensed Mark, whether or not such entity directly or indirectly competes or conflicts with the Company’s business in any manner.

ARTICLE 2.

OWNERSHIP

2.1. Ownership. The Company acknowledges and agrees that the Licensor is the owner of all right, title, and interest in and to the Licensed Mark, and all such right, title and interest shall remain with the Licensor. The Company shall not contest, dispute, challenge, oppose or seek to cancel the Licensor’s right, title, and interest in and to the Licensed Mark. The Company shall not prosecute any application for registration of the Licensed Mark, or seek to register the Licensed Mark as a domain name or part of any domain name.

2.2. Goodwill. The Company acknowledges that the Company shall not acquire any right, title, or interest in the Licensed Mark by virtue of this Agreement other than the license granted hereunder, and disclaims any such right, title, interest, or ownership. All goodwill and reputation generated by the Company’s use of the Licensed Mark shall inure to the exclusive benefit of the Licensor. The Company shall not by any act or omission use the Licensed Mark in any manner that disparages or reflects adversely on the Licensor or its business or reputation. The Company shall not take any action that would interfere with or prejudice the Licensor’s ownership or registration of the Licensed Mark, the validity of the Licensed Mark or the validity of the license granted by this Agreement.

ARTICLE 3.

COMPLIANCE

3.1. Quality Control. In order to preserve the inherent value of the Licensed Mark, the Company agrees to use reasonable efforts to ensure that it maintains the quality of the Company’s business and the operation thereof equal to the standards prevailing in the operation of the Licensor’s and the Company’s business as of the date of this Agreement. The Licensor shall oversee the quality of the services provided under the Licensed Mark, and shall approve, prior to their use, all prospectuses, advertisements, and other materials upon which the Company uses the Licensed Mark. The Company further agrees to use the Licensed Mark in accordance with such quality standards as may be reasonably established by Licensor and communicated to the Company from time to time in writing, or as may be agreed to by Licensor and the Company from time to time in writing.

3.2. Compliance With Laws. The Company agrees that the business operated by it in connection with the Licensed Mark shall comply with all laws, rules, regulations and requirements of any governmental body in the Territory or elsewhere as may be applicable to the operation, advertising and promotion of the business and shall notify the Licensor of any action that must be taken by the Company to comply with such law, rules, regulations or requirements.

3.3. Notification of Infringement. Each party shall immediately notify the other party and provide to the other party all relevant background facts upon becoming aware of (a) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with any Licensed Mark, and (b) any infringements, imitations, or illegal use or misuse of the Licensed Mark in the Territory. The Licensor shall have the exclusive right, but not the obligation, to prosecute, defend and/or settle in its sole discretion, all actions, proceedings and claims involving any Third Party Infringement or Third Party Claim, and to take any other action that it deems necessary or proper for the protection and preservation of its rights in the Licensed Mark. The Company shall cooperate with the Licensor in the prosecution, defense, or settlement of such actions, proceedings, or claims.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

4.1. The Company acknowledges that the Licensor makes no explicit or implicit representation or warranty as to the registrability, validity, enforceability, or ownership of the Licensed Mark, or as to the Company’s ability to use the Licensed Mark without infringing or otherwise violating the rights of others, and the Licensor has no obligation to indemnify the Company with respect to any claims arising from the Company’s use of the Licensed Mark.

4.2. Mutual Representations. Each party hereby represents and warrants to the other party as follows:

(a) Due Authorization. Such party is a statutory trust or a corporation, as applicable, duly incorporated and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

(b) Due Execution. This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c) No Conflict. Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

ARTICLE 5.

TERM AND TERMINATION

5.1. Term. This Agreement shall expire (a) upon expiration or termination of the Advisory Agreement; (b) if the Adviser ceases to serve as investment adviser to the Company; (c) by the Licensor or the Company upon sixty (60) days’ written notice to the other party, or (d) by the Licensor at any time in the event the Company assigns or attempts to assign or sublicense this Agreement or any of the Company’s rights or duties hereunder without the prior written consent of the Licensor.

5.2. Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Company under this Agreement with respect to the Licensed Mark shall cease, and the Company shall immediately discontinue all use of the Licensed Mark. The Company shall immediately change its corporate name by deleting the term “PENNANTPARK.” For twenty- four (24) months following termination of this Agreement, the Company shall specify on all public-facing materials in a prominent place and in prominent typeface that the Company is no longer operating under the Licensed Mark and is no longer associated with Licensor.

ARTICLE 6.

MISCELLANEOUS

6.1. Assignment. The Company will not sublicense, assign, pledge, grant or otherwise encumber or transfer to any third party all or any part of its rights or duties under this Agreement, in whole or in part, without the prior written consent from the Licensor, which consent the Licensor may grant or withhold in its sole and absolute discretion. Any purported transfer without such consent shall be void ab initio.

6.2. Independent Contractor. Except as expressly provided or authorized in the Advisory Agreement, neither party shall have, or shall represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.

6.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to the Licensor:	If to the Company:

PennantPark Investment Advisers LLC	PennantPark Private Income Fund
1691 Michigan Avenue	1691 Michigan Avenue

Miami Beach, FL 33139 Tel. No.: (786) 297-9500 Fax No.: (212) 905-1075 Attn: Chief Compliance Officer	Miami Beach, FL 33139 Tel. No.: (786) 297-9500 Fax No.: (212) 905-1075 Attn: Chief Compliance Officer

6.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by each party hereto.

6.6. No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

6.10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

6.11. Third party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:

PENNANTPARK INVESTMENT ADVISERS, LLC

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Chief Executive Officer

COMPANY:

PENNANTPARK PRIVATE INCOME FUND

By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	Chief Executive Officer